UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 23, 2005


                        PEAK ENTERTAINMENT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                      33-18143                  87-0449399
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


          Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, UK DE45 1DL
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: 44 1629 814555

                                 Not applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.313e-4(c))

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On December 23, 2005, we sold to four accredited investors 3.5 units of our securities for $350,000. From October 2005 through December 23, 2005, we sold to an aggregate of 15 accredited investors 105.5 units for $1,055,000. Each unit, at a price of $10,000, consists of: (i) a 12% $10,000 convertible debenture, convertible into shares of common stock at $0.30 per share, and (ii) warrants to purchase 25,000 shares of the Company's common stock. Interest on the principal amount of the debenture will accrue at the simple interest rate of 12% per year computed on the basis of a 360 day year. Interest is payable at maturity in cash. The debenture will mature in 18 months from issue, unless earlier due. The debentures are secured by assets of our company, to the extent not already encumbered. We agreed not to grant any other person, after the closing upon the private placement pursuant to which the units were offered, a priority security interest in our company's assets for so long as the debentures remain outstanding, except with the consent of 2/3 of the outstanding face amount of holders of the debentures. Consent of a two-thirds majority of the holders of our debentures will be required for (i) any sale by the company of substantially all of our assets unless the proceeds of such sale are used to repay the debentures, (ii) any merger of the company with another entity, where we are not the surviving corporation, unless as part of such transaction the debentures will be repaid, or (iii) certain other actions materially affecting the debentures that require approval of the debenture holders under the corporations laws of the State of Nevada. The warrants will be exercisable for a period of five years into shares of common stock at $0.30 per share. We granted the investors certain piggyback registration rights with respect to the shares of common stock underlying the warrants purchased, agreeing to seek registration of the eligible shares in a registration statement that we file at a future date. We used the proceeds for general corporate purposes. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number    Description of Exhibit
--------------    ----------------------

4.1 Form of Agreements related to sale of Units of Securities, October 2005 (Incorporated by reference to Exhibit 4.4 of Form 10-QSB filed on November 23, 2005)





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PEAK ENTERTAINMENT HOLDINGS, INC.

Date:  January 9, 2006

                                         By:      /s/ Wilf Shorrocks
                                            ------------------------------------
                                                  Wilf Shorrocks
                                                  President




























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